                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [ ]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                                   MFRI, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                                   MFRI, INC.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                                  [MFRI LOGO]

                                                                    June 1, 2001

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of MFRI, Inc. (the "Company") will be held at The Standard Club, 320 South Plymouth Court, Chicago, Illinois on Tuesday, June 26, 2001, at 10:00 a.m., Chicago time, for the following purposes:

     1. to elect directors;

     2. to vote on the 2001 Independent Directors Stock Option Plan;

     3. to vote on the 2001 Stock Option Exchange Plan; and

     4. to transact such other business as may properly come before the meeting.

                                          By order of the Board of Directors,

                                                  MICHAEL D. BENNETT
                                                      Secretary

                               ------------------

                                PROXY STATEMENT

     This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the annual meeting of stockholders to be held on June 26, 2001 and at any adjournment thereof. This Proxy Statement and the form of proxy are first being mailed on June 1, 2001 to stockholders of the Company. Only stockholders of record at the close of business on May 21, 2001 will be entitled to notice of and to vote at the meeting. The Company had outstanding 4,922,364 shares of common stock as of the close of business on March 31, 2001. There are no other voting securities. Each stockholder is entitled to one vote per share for the election of directors, as well as on all other matters. If the accompanying proxy form is signed and returned, the shares represented thereby will be voted; such shares will be voted in accordance with the directions on the proxy form or, in the absence of direction as to any proposal, they will be voted for such proposal; and it is intended that they will be voted for the nominees named herein, except to the extent authority to vote is withheld. The stockholder may revoke the proxy at any time prior to the voting thereof by giving written notice of such revocation to the Company, by executing and duly delivering a subsequent proxy or by attending the meeting and voting in person.

     In case any nominee named herein for election as a director is not available when the election occurs, proxies in the accompanying form may be voted for a substitute as well as for the other persons named herein. The Company expects all nominees to be available and knows of no matters to be brought before the meeting other than those referred to in the accompanying notice of annual meeting. If, however, any other matters properly come before the meeting, it is intended that proxies in the accompanying form will be voted thereon in accordance with the judgment of the persons voting such proxies.

     The presence at the annual meeting, in person or by proxy, of the holders of a majority of the outstanding shares of common stock of the Company ("Common Stock") shall constitute a quorum. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

     A plurality of the votes of the shares present in person or represented by proxy at the meeting will be required to elect the directors. The favorable vote of the majority of the outstanding shares of Common Stock represented at the meeting will be required for approval of the 2001 Independent Directors Stock Option Plan and the 2001 Stock Option Exchange Plan.

     In addition to the use of the mails, proxies may be solicited by directors, officers, or regular employees of the Company in person, by telegraph, by telephone or by other means. The cost of the proxy solicitation will be paid by the Company.

     The Company's fiscal year ends January 31. Years described as 2000, 1999, and 1998 are the fiscal years ended January 31, 2001, 2000 and 1999, respectively.

          PRINCIPAL STOCKHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth as of March 31, 2001, with respect to any person who is known to the Company to be the beneficial owner of more than 5% of the outstanding shares of common stock of the Company, the name and address of such owner, the number of shares of common stock beneficially owned, the nature of such ownership, and the percentage such ownership is of the outstanding shares of Common Stock:

           NAME AND ADDRESS                   AMOUNT AND NATURE           PERCENT OF
          OF BENEFICIAL OWNER              OF BENEFICIAL OWNERSHIP    OUTSTANDING SHARES
          -------------------              -----------------------    ------------------
David Unger                                         609,122(1)              12.4%
7720 Lehigh Avenue
Niles, IL 60714
Henry M. Mautner                                    491,719(2)              10.0%
7720 Lehigh Avenue
Niles, IL 60714
Heartland Advisors, Inc.                            855,700(3)              17.4%
789 North Water Street
Milwaukee, WI 53202

------------
(1) Includes 36,750 shares that are subject to stock options granted by the Company that were exercisable on March 31, 2001 or which became exercisable within 60 days thereafter. Includes 85,417 shares held in joint tenancy with Reporting Person's spouse, 42,708.5 of which the Reporting Person disclaims beneficial ownership of. Also includes 12,454 shares owned by the Reporting Person's spouse all of which the Reporting Person disclaims beneficial ownership of.

(2) Includes 36,750 shares that are subject to stock options granted by the Company that were exercisable on March 31, 2001 or which became exercisable within 60 days thereafter. Includes 47,253 shares held in joint tenancy with Reporting Persons' spouse, 23,726.5 of which the Reporting Person disclaims beneficial ownership of.

(3) According to a Schedule 13G dated January 23, 2001, such securities are held in investment advisory accounts of Heartland Advisors, Inc. As a result, various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the securities. The interests of one such account, Heartland Value Fund, a series of Heartland Group, Inc., a registered investment company, relates to more than 5% of the class.

     The following table sets forth as of March 31, 2001, certain information concerning the ownership of securities of the Company of each director, nominee and executive officer named in the Summary Compensation Table hereof ("Named Executive Officers") and all directors and executive officers of the Company as a group:

                                              AMOUNT AND NATURE           PERCENT OF
       NAME OF BENEFICIAL OWNER            OF BENEFICIAL OWNERSHIP    OUTSTANDING SHARES
       ------------------------            -----------------------    ------------------
David Unger............................             609,122(1)               12.4%
Henry M. Mautner.......................             491,719(2)               10.0%
Gene K. Ogilvie........................              76,677(3)                1.6%
Fati A. Elgendy........................              85,733(4)                1.7%
Don Gruenberg..........................              37,230(5)                  *
Bradley E. Mautner.....................             170,780(6)                3.5%
Arnold F. Brookstone...................              24,776(7)                  *
Eugene Miller..........................              13,250(8)                  *
Stephen B. Schwartz....................              18,625(9)                  *
Dennis Kessler.........................               5,500(10)                 *
Thomas A. Benson.......................              16,750(11)                 *
All directors and executive officers as
  a group (16 persons).................           1,678,869                  34.1%

------------
 *  Less than 1%.

(1) Includes 36,750 shares that are subject to stock options granted by the Company that were exercisable on March 31, 2001 or which became exercisable within 60 days thereafter. Includes 85,417 shares held in joint tenancy with Reporting Person's spouse, 42,708.5 of which the Reporting Person disclaims beneficial ownership of. Also includes 12,454 shares owned by the Reporting Person's spouse all of which the Reporting Person disclaims beneficial ownership of.

(2) Includes 36,750 shares that are subject to stock options granted by the Company that were exercisable on March 31, 2001 or which became exercisable within 60 days thereafter. Includes 47,253 shares held in joint tenancy with Reporting Persons' spouse, 23,726.5 of which the Reporting Person disclaims beneficial ownership of.

(3) Includes 36,750 shares that are subject to stock options granted by the Company that were exercisable on March 31, 2001 or which became exercisable within 60 days thereafter. Includes 500 shares owned by the Reporting Person's mother over which the Reporting Person has power of attorney, all of which the Reporting Person disclaims beneficial ownership of. Also includes 200 shares owned by the Reporting Person's spouse all of which the Reporting Person disclaims beneficial ownership of.

(4) Includes 55,250 shares that are subject to stock options granted by the Company that were exercisable on March 31, 2001 or which became exercisable within 60 days thereafter. Includes 30,483 shares held in joint tenancy with Reporting Person's spouse, 15,241.5 of which the Reporting Person disclaims beneficial ownership of.

(5) Includes 17,750 shares that are subject to stock options granted by the Company that were exercisable on March 31, 2001 or which became exercisable within 60 days thereafter. Includes 1,000 shares held in joint tenancy with Reporting Person's spouse, 500 of which the Reporting Person disclaims beneficial ownership of.

(6) Includes 14,375 shares that are subject to stock options granted by the Company that were exercisable on March 31, 2001 or which became exercisable within 60 days thereafter.

     Includes 200 shares held as custodian for the Reporting Person's minor children, all of which the Reporting Person disclaims beneficial ownership of.

(7) Includes 9,250 shares that are subject to stock options granted by the Company that were exercisable on March 31, 2001 or which became exercisable within 60 days thereafter. Includes 3,000 shares held in a trust of which the Reporting Person is trustee.

(8) Includes 9,250 shares that are subject to stock options granted by the Company that were exercisable on March 31, 2001 or which became exercisable within 60 days thereafter. Includes 4,000 shares held in a trust of which the Reporting Person is trustee.

(9) Includes 14,250 shares that are subject to stock options granted by the Company that were exercisable on March 31, 2001 or which became exercisable within 60 days thereafter. Includes 200 shares held in a trust of which the Reporting Person is trustee.

(10) Includes 5,500 shares that are subject to stock options granted by the Company that were exercisable on March 31, 2001 or which became exercisable within 60 days thereafter.

(11) Includes 16,750 shares that are subject to stock options granted by the Company that were exercisable on March 31, 2001 or which became exercisable within 60 days thereafter.

                       NOMINEES FOR ELECTION AS DIRECTORS

     Ten directors are to be elected at the meeting to hold office until the annual meeting of stockholders in 2001 and until their respective successors are elected and qualified. All of the nominees were previously elected directors by the stockholders.

                                                                                   FIRST BECAME A
                                                                                      DIRECTOR
                                                                                       OF THE
                                     OFFICES AND POSITIONS, IF ANY,                 COMPANY OR A
NAME                                   HELD WITH THE COMPANY; AGE                   PREDECESSOR
----                                 ------------------------------                --------------
David Unger               Director, Chairman of the Board, President and Chief          1989
                            Executive Officer of the Company; Age 66
Henry M. Mautner          Director and Vice Chairman of the Board of the                1989
                            Company; Age 74
Gene K. Ogilvie           Director and Vice President of the Company; President         1989
                            and Chief Operating Officer of Midwesco Filter
                            Resources, Inc.; Age 61
Fati A. Elgendy           Director and Vice President of the Company; President         1994
                            and Chief Operating Officer of Perma-Pipe, Inc.;
                            Age 52
Bradley E. Mautner        Director and Vice President of the Company; Age 45            1995
Don Gruenberg             Director and Vice President of the Company; President         1997
                            and Chief Operating Officer of Thermal Care, Inc.;
                            Age 58
Arnold F. Brookstone      Director of the Company; Age 71                               1990
Eugene Miller             Director of the Company; Age 75                               1990
Stephen B. Schwartz       Director of the Company; Age 66                               1995
Dennis Kessler            Director of the Company; Age 62                               1998

     David Unger has been employed by the Company and its predecessors in various executive and administrative capacities since 1958, served as President of Midwesco, Inc. ("Midwesco") from 1972 through January 1994, and was Vice President from February 1994 through December 1996. He was also a director of Midwesco from 1972 through December 1996 and served that company in various executive and administrative capacities from 1958 until the consummation of the merger of Midwesco into the Company in December 1996 (the "Merger"). He is a director and Vice President of the company formed to succeed to the non-Thermal Care business of Midwesco ("New Midwesco").

     Henry M. Mautner has been employed by the Company and its predecessors in various executive capacities since 1972, served as Chairman of Midwesco from 1972 through December 1996, and served that company in various executive and administrative capacities from 1949 until the consummation of the Merger. Since the consummation of the Merger, he has served as the Chairman of New Midwesco. Mr. Mautner is the father of Bradley E. Mautner.

     Gene K. Ogilvie has been employed by the Company and its predecessors in various executive capacities since 1969. He has been general manager of Midwesco Filter Resources, Inc. ("Midwesco Filter") (a wholly owned subsidiary of the Company) or its predecessor since 1980 and President and Chief Operating Officer of Midwesco Filter since 1989. From 1982 until the consummation of the Merger, he served as Vice President of Midwesco.

     Fati A. Elgendy, who has been associated with the Company and its predecessors since 1978, was Vice President, Director of Sales of the Perma-Pipe Division of Midwesco from 1990 to 1991. In 1991, he became Executive Vice President of the Perma-Pipe Division, a position he continued to hold after the acquisition by the Company to form Perma-Pipe, Inc. on January 28, 1994. In March

1995, Mr. Elgendy became President and Chief Operating Officer of Perma Pipe, Inc. (a wholly owned subsidiary of the Company).

     Bradley E. Mautner has been employed by the Company and its predecessors in various executive and administrative capacities since 1978, has served as Vice President of the Company since January 1997 and has been a director of the Company since 1995. From 1994 to the consummation of the Merger, he served as President of Midwesco and since December 30, 1996 he has served as President of New Midwesco. In addition, since February 1996, he served as the Chief Executive Officer of Midwesco Services, Inc. ("Midwesco Services") which was 50% owned by New Midwesco until May 19, 2000, at which time it became a wholly owned subsidiary of New Midwesco. On November 17, 2000, Midwesco Services was merged into New Midwesco ("Midwesco Services Merger"). From February 1988 to January 1996, he served as the President of Mid Res Inc. (predecessor to Midwesco Services). Bradley E. Mautner is the son of Henry M. Mautner.

     Don Gruenberg has been employed by the Company and its predecessors in various executive capacities since 1974, with the exception of a period in 1979 -1980. He has been general manager of Thermal Care, Inc. ("Thermal Care") (a wholly owned subsidiary of the Company) or its predecessor since 1980, and was named President and Chief Operating Officer of Thermal Care in 1988. He has been a Vice President and Director of the Company since January 1997.

     Arnold F. Brookstone served as Executive Vice President and Chief Financial and Planning Officer of Stone Container Corporation (subsequently merged into Smurfit-Stone Container Corporation) until his retirement on January 31, 1996. Mr. Brookstone is Chairman of the Board of Trustees of the ABN AMRO family of mutual and money market funds. He is a director of Donnelly Corporation, a global manufacturer of automotive parts and electronic products, and also serves as a director of a number of privately held corporations.

     Eugene Miller served as Vice Chairman of the Board of Directors and Chief Financial Officer of USG Corporation, a building materials holding company, from March 1987 until his retirement as of May 31, 1991. Mr. Miller is currently Executive-In-Residence and Adjunct Professor of Florida Atlantic University. Mr. Miller is a director of IMX Pharmaceuticals, Inc., a marketer of over-the-counter drug products. He also serves as a director of several privately held companies.

     Stephen B. Schwartz served as a senior vice president of IBM Corporation from 1990 until his retirement in 1992. From 1957 to 1990, Mr. Schwartz served in various capacities for IBM Corporation. Mr. Schwartz is currently a director of Niagara Mohawk Power Company, an electric and gas utility company.

     Dennis Kessler has been President of Kessler Management Consulting, LLC since February 1998. Prior to February 1998, Mr. Kessler was Co-President of Fel-Pro Incorporated, which manufactured and distributed gaskets, engine parts and industrial chemicals. Mr. Kessler served in various capacities with Fel-Pro since 1964. Mr. Kessler is currently a director of Universal Automotive Industries, Inc., a manufacturer and distributor of brake rotors, drums, disc brake pads, relined brake shoes, wheel cylinders and brake hoses for the automotive aftermarket. He also serves as a director of a privately held company.

                               BOARD OF DIRECTORS

     Directors who are not employees of the Company or a parent or subsidiary of the Company are compensated by a fee of $2,000 for each day of attendance at Board meetings, $1,000 for attendance at each Audit Committee meeting and a $200 fixed fee per hour for engagement in any other activity on behalf of the Company authorized by the Board of Directors and are reimbursed for expenses.

     The Company's 1990 Independent Directors Stock Option Plan, as amended (the "1990 Directors Plan"), granted automatically to each director who is not an employee of the Company, any of its subsidiaries, any parent of the Company or any of such parent's subsidiaries on the date he or she is first elected as a director of the Company, an option to purchase 10,000 shares of common stock of the Company and an option to purchase 1,000 shares of common stock is granted each May 1 thereafter. Authority to grant options under the 1990 Directors Plan terminated in September, 1999.

     The Company has before the Company's stockholders at the Annual Meeting of Stockholders on June 26, 2001, a proposal to approve a new independent directors stock option plan and a proposal to approve the exchange of stock options to purchase the common stock of the Company, including all outstanding stock options issued to the members of the Board of Directors, with new options.

     The Company has entered into indemnification agreements with each person who is currently a member of the Board of Directors of the Company and expects to enter into such agreements with persons who may in the future become directors of the Company. In general, such agreements provide for indemnification against any and all expenses incurred in connection with, as well as any and all judgments, fines, and amounts paid in settlement resulting from, any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that such director is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise.

     The Board of Directors of the Company held four meetings during 2000. The Board of Directors has a standing Committee of Independent Directors, as well as standing Compensation and Audit Committees; it does not have a standing Nominating Committee.

     Grants under the Company's 1994 Stock Option Plan are determined by the Committee of Independent Directors, consisting of Eugene Miller (Chairman), Arnold F. Brookstone, Stephen B. Schwartz and Dennis Kessler. The Committee of Independent Directors held four meetings during 2000.

     The Compensation Committee, consisting of Stephen B. Schwartz (Chairman), David Unger, Henry M. Mautner, Arnold F. Brookstone, Eugene Miller, and Dennis Kessler, reviews the compensation paid to the officers of the Company, reports to the stockholders with respect to the compensation paid to the officers of the Company, approves material departures from the Company's past compensation policies, determines the optionees and grant amounts under the Company's 1993 Stock Option Plan and makes recommendations to the Board with respect to the Company's compensation policies. The Compensation Committee held one meeting during 2000.

     The Audit Committee consists of Arnold F. Brookstone (Chairman), Eugene Miller, Stephen B. Schwartz and Dennis Kessler. The Board of Directors has adopted and approved a charter for the Audit Committee. Under the charter, the Audit Committee's responsibilities include, among other things:

     - Recommending the selection and discharge of the independent auditors for approval by the Board of Directors and approving the compensation of the independent auditors;

     - Reviewing independence with the independent auditors annually, including the consideration of other services provided by the independent auditors or their affiliates, and obtaining on an annual basis written confirmation of the independence of the independent auditors;

     - Considering the results of the review of the interim financial statements by the independent auditors;

     - Reviewing the Company's compliance with applicable accounting and financial reporting rules;

     - Considering and reviewing with the independent auditors the adequacy of the Company's internal controls, including computerized information system controls and security;

     - Considering, in consultation with the independent auditors, the audit scope and plan of the independent auditors;

     - Reviewing with management and the independent auditors the results of annual audits and related matters;

     - Reviewing with the independent auditors any impending changes in accounting and financial reporting rules and the expected impact of such changes on the Company; and

     - Conducting or authorizing investigations into any matters within the Audit Committee's scope of responsibilities.

     A copy of the Audit Committee Charter was included as an appendix to the Company's Proxy Statement dated June 2, 2000 for the Company's annual meeting of stockholders held June 27, 2000.

     During 2000, the Audit Committee held three meetings. The Board of Directors has determined that all members of the Audit Committee are "independent" as that term is defined in the listing standards of The Nasdaq Stock Market.

                           REPORT OF AUDIT COMMITTEE

     Included in the Company's Annual Report on Form 10-K for the year ended January 31, 2001 are the consolidated balance sheets of the Company and its subsidiaries as of January 31, 2001 and 2000, and the related consolidated statements of earnings, stockholders' equity and cash flows for each of the three years ended January 31, 2001. These statements (the "Audited Financial Statements") are the subject of a report by the Company's independent auditors, Deloitte & Touche LLP.

     The Audit Committee reviewed and discussed the Audited Financial Statements with the Company's management and with the independent auditors prior to publication and filing. The Audit Committee has discussed with the Independent Auditors the matters required to be discussed by Statement of Auditing Standards No. 61. The Audit Committee received from the independent auditors the written disclosures and letter required by Independence Standards Board Standard No. 1 and has discussed with the independent auditors their independence with respect to the Company.

     Based upon the review and discussions referred to above, the Audit Committee recommended to the Company's Board of Directors that the Audited Financial Statements be included in the Company's Annual Report on Form 10-K for the year ended January 31, 2001 for filing with the Securities and Exchange Commission.

     This Report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under any such acts.

                                          Arnold F. Brookstone, Chairman
                                          Eugene Miller
                                          Stephen B. Schwartz
                                          Dennis Kessler
                                          Members of the Audit Committee

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth certain information regarding compensation paid by the Company during each of the Company's last three years ended January 31, 2001 to the Company's Chief Executive Officer and to each of the four other most highly compensated executive officers who was serving as an executive officer of the Company at the end of 2000 whose salary and incentive compensation for 2000 exceeded $100,000.

                                                                              LONG TERM
                                                                            COMPENSATION
                                                                               AWARDS
                                             ANNUAL COMPENSATION           ---------------
                                      ----------------------------------     SECURITIES
                                                  INCENTIVE                  UNDERLYING      ALL OTHER
 NAME AND PRINCIPAL POSITION   YEAR    SALARY    COMPENSATION   OTHER(1)   OPTIONS/SARS(#)   COMP.(2)
 ---------------------------   ----    ------    ------------   --------   ---------------   ---------
David Unger                    2000   $195,000     $ 42,518      $3,256         4,000         $20,000
  Chairman and Chief           1999    180,000       88,501       3,200         4,000          20,000
  Executive Officer            1998    180,000       27,705       3,200         5,000          20,000
Don Gruenberg                  2000   $130,000     $150,344      $2,988         4,000         $15,000
  Vice President,              1999    120,000      129,251       3,200         4,000          15,000
  President, Thermal Care,
     Inc.                      1998    120,000      124,277       3,200         5,000          15,000
Fati A. Elgendy                2000   $125,000     $127,896      $4,275         4,000         $15,000
  Vice President,              1999    125,000      158,339       3,200         4,000          15,000
  President, Perma-Pipe, Inc.  1998    125,000       93,516       3,200         5,000          15,000
Thomas A. Benson               2000   $108,358     $104,803      $3,602         4,000         $10,000
  Vice President,              1999    105,482       90,758       3,200         4,000          10,000
  Vice President--Sales and    1998    102,835       82,655       3,007         5,000          10,000
  Marketing, Thermal Care,
     Inc.

Henry M. Mautner               2000   $145,000     $ 42,518      $3,200         4,000         $20,000
  Vice Chairman                1999    135,000       88,501       2,400         4,000          20,000
                               1998    135,000       27,705       2,400         5,000          20,000

------------
(1) Represents contributions made by the Company to the Named Executive Officer's account under the 401(k) Plan.

(2) Represents accrual of non-qualified deferred compensation.

2000 OPTION GRANTS

     The following table sets forth certain information regarding option grants to the Named Executive Officers during 2000.

                                                                      POTENTIAL REALIZABLE
                                                                        VALUE AT ASSUMED
                                                                        ANNUAL RATES OF
                  NUMBER OF    PERCENT OF                                 STOCK PRICE
                  SECURITIES      TOTAL                                 APPRECIATION FOR
                  UNDERLYING     OPTIONS                                  OPTION TERM
                   OPTIONS     GRANTED IN    EXERCISE   EXPIRATION   ----------------------
      NAME         GRANTED     FISCAL YEAR    PRICE        DATE        5%             10%
      ----        ----------   -----------   --------   ----------     --             ---
David Unger         4,000         3.49%       $4.09       4/30/10    $10,289        $26,074
Don Gruenberg       4,000         3.49         4.09       4/30/10     10,289         26,074
Fati A. Elgendy     4,000         3.49         4.09       4/30/10     10,289         26,074
Thomas A. Benson    4,000         3.49         4.09       4/30/10     10,289         26,074
Henry M. Mautner    4,000         3.49         4.09       4/30/10     10,289         26,074

2000 YEAR-END UNEXERCISED STOCK OPTIONS

     The following table sets forth information relating to stock options held by the Named Executive Officers.

                     NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                    UNDERLYING UNEXERCISED             IN-THE-MONEY
                  OPTIONS AT FISCAL YEAR END    OPTIONS AT FISCAL YEAR END
                  ---------------------------   ---------------------------
      NAME        EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
      ----        -----------   -------------   -----------   -------------
David Unger         31,000         12,000         $     0        $    0
Don Gruenberg       12,000         12,000               0             0
Fati A. Elgendy     49,500         12,000               0             0
Thomas A. Benson    11,000         12,000               0             0
Henry M. Mautner    31,000         12,000               0             0

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     David Unger, Chairman of the Board and Chief Executive Officer of the Company, and Henry M. Mautner, Vice Chairman of the Board of the Company, serve on the Compensation Committee of the Company's Board of Directors; however, both Mr. Unger and Mr. Mautner abstain from voting on matters related to their individual compensation. Prior to the Merger, Messrs. Unger and Mautner also served on the Board of Directors of Midwesco. Henry M. Mautner is Chairman and director of New Midwesco. David Unger is Vice President and director of New Midwesco. Michael D. Bennett, Vice President and Chief Financial Officer of the Company, is Vice President of New Midwesco. Bradley E. Mautner, Vice President and director of the Company, is President of New Midwesco. Messrs. Unger, Bennett and B. Mautner served as directors of Midwesco Services prior to the Midwesco Services Merger.

     The Company provides certain services and facilities to companies primarily owned by Messrs. Unger and H. Mautner and those companies provide certain services to the Company at cost pursuant to a Services Agreement. Any material change to the terms of the Services Agreement must be approved by a majority of the directors, including a majority of the independent directors. During 2000, the Company received $269,000 and paid $350,000 under the Services Agreement.

     On September 20, 2000, the Company purchased a 8.1 acre parcel of land with a 131,000 square foot building in Niles, Illinois from Messrs. Unger and H. Mautner. The building had been previously leased by the Company from Messrs. Unger and H. Mautner and is used by the Company primarily as its headquarters and for its Thermal Care business. The aggregate purchase price was $4,430,000, which included the assumption of a mortgage note with a remaining balance of $2,405,000. The property has an appraised value of $4,600,000. The purchase was approved by the Company's Committee of Independent Directors. Management of the Company believes that the purchase price was comparable to what the Company would have been paid in an arm's-length transaction. The Company paid $359,000 during 2000 to Messrs. Unger and H. Mautner under the lease agreement in effect prior to the property purchase.

REPORT OF COMPENSATION COMMITTEE OF BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     The Company considers the following general guidelines in determining the compensation of its officers and key employees:

     - Salary set at levels sufficient to attract and retain employees capable of contributing materially to the Company's long-term success;

     - Annual incentive compensation related to profit in excess of a threshold amount of the Company or of the Company's subsidiary in which the officer or key employee is employed;

     - Stock options; and

     - Non-qualified deferred compensation.

     The Company also makes annual contributions to the accounts of eligible employees in the 401(k) Employee Savings and Protection Plan.

     The Company's 1989 Stock Option Plan, 1993 Stock Option Plan ("1993 Plan") and the 1994 Stock Option Plan ("1994 Plan") (collectively, the "Plans") were adopted in order to provide officers and other key employees with long-term incentives in order to create an interest in the Company parallel to that of the Company's public stockholders. Option exercise prices will be no less than fair market value of the Common Stock on the date of grant. Under the Plans, options may be granted to key employees (including officers, whether or not directors) of the Company, its subsidiaries, Midwesco, and its affiliates. The options granted under the Plans may be exercised for periods of up to ten years from the date of grant. Under the 1993 Plan, 100,000 shares of common stock of the Company are reserved for issuance upon the exercise of options granted thereunder. Under the 1994 Plan, 250,000 shares of common stock of the Company are reserved for issuance upon the exercise of options granted thereunder, which number shall be increased by the number equal to 2% of the aggregate number of shares of common stock outstanding as of the last day of the most recently ended fiscal year of the Company. Provided the Company does not issue any additional shares of its common stock, the maximum number of shares which may be sold to all optionees pursuant to the 1994 Plan during the term of the 1994 Plan will be 1,081,709. The Committee believes additional incentive compensation should be made available to officers and other key employees, which will increase the effectiveness of the Company's executive compensation program.

     The Committee believes that the combination of salary, incentive compensation (which varies directly with the Company's operating profitability), and stock options (the ultimate value of which is determined by future share price growth), should constitute an executive compensation program which encourages enhancement of Company profitability and stockholder value. At a meeting in April 2001, the Committee reviewed the value of the Plans as an incentive. The Committee concluded that since all outstanding stock options granted under the Plans had exercise prices substantially in excess of the then current market price of the Company's stock, the Plans were not providing the desired incentive to employees. The Committee has recommended that each optionee who is an employee and each independent director shall have the right to surrender all outstanding options under the Plans and the 1990 Directors Plan held by such optionee in exchange for the right to receive a new option for the same number of shares on December 31, 2001 (or such later date that is approximately six months and a day after the cancellation is effective) at the fair market value on the date of the new option grant. The Committee also recommended that any such cancellation and new grant be subject to stockholder approval. The proposal to approve the plan to cancel existing stock options and grant new options is set forth under the caption "The 2001 Stock Option Exchange Plan" herein.

     The compensation of David Unger, Chairman of the Board and Chief Executive Officer of the Company, reflected in the Summary Compensation Table, was based on his contribution to the Company. Mr. Unger's annual incentive compensation increased in 1999 and decreased in 2000 as a result of the yearly changes in the Company's pretax earnings. Although a member of the Compensation Committee, Mr. Unger abstains from voting on matters related to his individual compensation.

     Don Gruenberg, Vice President of the Company and President and Chief Operating Officer of Thermal Care, Inc., receives annual compensation consisting of a base salary and incentive compensation. Mr. Gruenberg's incentive compensation is calculated on a basis similar to that of the Company's other officers. Mr. Gruenberg's incentive compensation increased significantly in 2000 as a result of the application of the then applicable incentive formulas to the actual operating results.

     Fati A. Elgendy, Vice President of the Company and President of Perma-Pipe, receives annual compensation consisting of a base salary and incentive compensation. Mr. Elgendy's incentive compensation is calculated on a basis similar to that of the Company's other officers. Mr. Elgendy's annual incentive compensation increased in 1999 and decreased in 2000 as a result of the application of the then applicable incentive formulas to the actual operating results.

     Thomas A. Benson, Vice President of the Company and Vice President of Sales and Marketing for Thermal Care, receives annual compensation consisting of a base salary and incentive compensation. Mr. Benson's incentive compensation is calculated on a basis similar to that of the Company's other officers. Mr. Benson's annual incentive compensation increased significantly in 1999 and 2000 as a result of the application of the then applicable incentive formulas to the actual operating results.

     The compensation of Henry M. Mautner, Vice Chairman of the Board of the Company, reflected in the Summary Compensation Table, was based on his contribution to the Company. Mr. Mautner's annual incentive compensation increased in 1999 and decreased in 2000 as a result of the yearly changes in the Company's pretax earnings. Although a member of the Compensation Committee, Mr. Mautner abstains from voting on matters related to his individual compensation.

                                          Stephen B. Schwartz, Chairman
                                          Arnold F. Brookstone
                                          Dennis Kessler
                                          Henry M. Mautner
                                          Eugene Miller
                                          David Unger
                                          Members of the Compensation Committee

                         STOCK PRICE PERFORMANCE GRAPH

     The Stock Price Performance Graph compares the yearly percentage change in the Company's cumulative total stockholder return on its Common Stock with the cumulative total returns of the Nasdaq Market Index (the "Nasdaq Index") and the Russell 2000 Index. The Company has selected the Russell 2000 Index, which is an index of companies with similar market capitalizations to the Company, as the most appropriate comparison, because the Company has three distinctly different businesses and no industry "peer" group is comparable to the Company. The comparison assumes $100 investments on February 1, 1996 in the Company's common stock, the Nasdaq Index and the Russell 2000 Index, and further assumes reinvestment of dividends.

                     COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                               AMONG MFRI, INC.,
                   NASDAQ MARKET INDEX AND RUSSELL 2000 INDEX

                        [STOCK PRICE PERFORMANCE GRAPH]

-----------------------------------------------------------------------------------------------
                                                      January 31,
-----------------------------------------------------------------------------------------------
                              1996       1997       1998       1999       2000       2001
-----------------------------------------------------------------------------------------------
 MFRI, Inc.                  $100.00    $128.06    $140.82    $ 93.88    $ 67.35    $ 41.32
-----------------------------------------------------------------------------------------------
 Russell 2000 Index           100.00     118.95     140.42     140.42     163.07     166.82
-----------------------------------------------------------------------------------------------
 Nasdaq Market Index          100.00     131.60     155.01     241.93     361.89     259.11
-----------------------------------------------------------------------------------------------

                   ASSUMES $100 INVESTED ON FEBRUARY 1, 1996
                          ASSUMES DIVIDEND REINVESTED
                      FISCAL YEAR ENDING JANUARY 31, 2001

            APPROVAL OF 2001 INDEPENDENT DIRECTORS STOCK OPTION PLAN

     The Board of Directors believes that stock option plans are important in attracting directors of high caliber and outstanding capabilities. Accordingly, the Board of Directors on April 18, 2001 adopted a stock option plan designated as the "2001 Independent Directors Stock Option Plan" (the "2001 Directors Plan") which is intended to replace the 1990 Directors Plan pursuant to which authority to grant options terminated in September, 1999. Each director of the Company who is not an employee of the Company or any subsidiary of the Company is eligible to participate in the 2001 Directors Plan.

     Options are to be granted under the 2001 Directors Plan as follows: (i) an option to purchase 10,000 shares upon an eligible director's first election as a director of the Company; (ii) an option to purchase 1,000 shares of the Company's common stock will be granted automatically to eligible directors upon each such date as such eligible director is re-elected as a director of the Company commencing with the annual meeting for the year 2002; (iii) an option to purchase 1,000 shares of the Company's common stock will be granted to each eligible director on December 31, 2001 or such later date new options are granted under the Stock Option Exchange Plan; and (iv) the Board of Directors shall have the discretion to make additional option grants to eligible directors from time to time as the Board of Directors deems necessary or desirable. If the 2001 Stock Option Exchange Plan is approved by the Company's stockholders, then the new options to be granted to non-employee directors under such plan, if any, will be granted under the 2001 Directors Plan. Authority to grant such options expires on March 31, 2011. Options granted under the 2001 Directors Plan are not intended to be "incentive stock options." The aggregate number of shares which may be sold pursuant to the 2001 Directors Plan may not exceed 100,000.

     Options granted under the 2001 Directors Plan will expire approximately but not more than ten years from the date of the grant, and the purchase price per share to be specified in each option will be the fair market value of a share of the Company's common stock on the date the option is granted. Options granted under the 2001 Directors Plan are not transferable other than by will or the laws of descent and distribution. The 2001 Directors Plan permits payment to the Company upon the exercise of stock options granted under the 2001 Directors Plan to be made in cash, or in common stock of the Company, or a combination thereof. Each share of common stock received by the Company in payment of the purchase price specified in a stock option will be valued at its fair market value on the date of exercise.

     The exercise of options may be subject to such terms and conditions not inconsistent with the 2001 Directors Plan as the Company may specify in granting or amending such options or rights and such terms and conditions may differ from the terms and conditions described herein. Upon the exercise of any option, the Company may deliver either treasury shares or authorized but previously unissued shares. If any option, or any portion of any option, under the 2001 Directors Plan expires or terminates unexercised, becomes unexercisable or is forfeited or otherwise terminated, surrendered or cancelled as to any shares, such shares shall thereafter be available for further grants under the 2001 Directors Plan.

     Options will accrue in four equal annual cumulative installments, with the first installment accruing approximately one year after the date of grant. All installments accrue in the event that an optionee dies or becomes permanently disabled or there is a change in control of the Company. Options may not be exercised by an optionee after the date he ceases to be a director of the Company, except that the optionee has three months from such date for any reason other than death or permanent disability, or the optionee's estate or the optionee has one year after death or permanent disability to exercise an option, but in no event may an option be exercised later than its expiration date.

     The Board of Directors may in its discretion prescribe such provisions and interpretations not inconsistent with the 2001 Directors Plan as it deems necessary or advisable for carrying out the purposes of the 2001 Directors Plan. The Board of Directors may amend the 2001 Directors Plan without stockholder approval, except any amendment that would (i) materially increase the benefits accruing to participants under the 2001 Directors Plan, (ii) materially increase the number of shares which may be issued under the 2001 Directors Plan, or (iii) materially modify the requirements as to eligibility for participation under the 2001 Directors Plan, must be approved by a vote of the stockholders of the Company.

     At any time when an optionee must pay to the Company an amount required to be withheld under applicable income tax laws in connection with the exercise of an option, the optionee may satisfy this obligation by electing (the "Election") to have the Company withhold shares of common stock having a value equal to the amount required to be withheld. The value of the shares to be withheld is based on the fair market value of such shares on the date that the amount of tax to be withheld is determined ("Tax Date"). Each Election must be made prior to the Tax Date. The Board of Directors may disapprove of any Election or may suspend or terminate the right to make Elections. An Election is irrevocable.

     In the event of a stock dividend, stock split, or combination of other reduction in the number of issued shares of common stock of the Company, under the 2001 Directors Plan, the Board of Directors must make such adjustments in the number of unpurchased shares subject to the 2001 Directors Plan, the number of shares subject to options outstanding in the 2001 Directors Plan and the exercise price specified in options outstanding under the 2001 Directors Plan as it determines to be appropriate and equitable. In the event of a merger, consolidation, reorganization or dissolution of the Company, or the sale or exchange of substantially all of the Company's assets (i) the rights under options outstanding under the 2001 Directors Plan will terminate, except to the extent and subject to such adjustments as may be provided by the Board of Directors or by the terms of the plan or agreement of merger, consolidation, reorganization, dissolution or sale or exchange of such assets, and (ii) the Company must notify the holders of outstanding options of such event at least 30 days prior to the effective date of such event.

     Upon the grant of an option under the 2001 Directors Plan, optionee will not realize taxable income for federal income tax purposes. Upon the exercise of an option granted under the 2001 Directors Plan, the optionee will realize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the stock acquired, determined at the time of exercise, over the option price. The Company will be entitled to a federal income tax deduction to the extent the optionee realizes compensation taxable as ordinary income for federal income tax purposes.

     For financial accounting purposes under generally accepted accounting principles presently in effect, the grant or exercise of stock options under the 2001 Directors Plan does not result in a charge to the Company's net income.

     If the 2001 Directors Plan is not approved by the stockholders, no options will be granted under the 2001 Directors Plan.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE 2001 INDEPENDENT DIRECTORS STOCK OPTION PLAN.

                        2001 STOCK OPTION EXCHANGE PLAN

     The Company's Board of Directors, based upon the recommendation of the Committee of Independent Directors, has determined that it would be in the best interests of the Company and its stockholders to implement a plan (the "2001 Stock Option Exchange Plan" or the "Exchange Plan") under which the Company will grant new stock options in exchange for all outstanding stock options issued to employees, including officers, and directors, pursuant to the Plans and the 1990 Directors Plan.

     Stock options represent an important component of the Company's compensation program for its employees. Stock options are intended to provide employees with an incentive to continue in their employment relationship with MFRI and to align employee financial interests with long-term stockholder value.

     However, as a result of the fluctuations in the market price of MFRI's common stock during recent years, all of the Company's outstanding stock options have exercise prices substantially in excess of the current market price of the Company's common stock. Accordingly, these options are no longer effectively providing the incentive to employees that they were intended to provide.

     The Exchange Plan is intended to realign the exercise price of previously granted options with the current market price of the Company's common stock and thereby better enable the Company to motivate and retain its employees and achieve the Company's business goals.

     Although stockholder approval of the Exchange Plan is not required by law or any regulations applicable to the Company or the terms of the Company's stock option plans, the Company has determined not to implement the program unless it is approved by our stockholders.

     For any future grant awards, employees will be considered to have their original grant of options and will not receive larger or smaller grants because of their participation (or non-participation) in the Exchange Plan.

BACKGROUND

     The Company's general policy has been to grant options to employees at the time of their initial employment and to make annual grants of options to employees. At the time an option grant is made, the Company specifies the number of shares of the Company's common stock that can be purchased upon exercise of the option and the price per share which the employee must pay in order to exercise the option. Options under the Plans and the 1990 Directors Plan were granted at not less than fair market value for the number of shares set forth in the plan.

     As of January 31, 2001, options to purchase an aggregate of 798,950 shares of common stock were eligible for exchange under the Exchange Plan with exercise prices ranging from $4.09 to $8.10.

DESCRIPTION OF THE EXCHANGE PLAN

     Grant of New Options. Under the Exchange Plan, employees of the Company may elect to exchange some or all of their existing options and to receive a new option on December 31, 2001 or thereafter on or about the first business day that is at least six months and one day after the cancellation of the old options. The exercise price of the new option will be equal to the market price of common stock as of the grant date of the new option. Participation in the Exchange Plan is voluntary.

     Numbers of Shares to Be Covered by New Options. The Exchange Plan provides that an employee may elect to exchange his or her existing options on a grant by grant basis. For example, if an employee had two grants of 1,000 shares each, such employee could elect to participate in the program with respect to one or both 1,000 share grants, but could not elect to participate with respect to a fraction of a grant.

     Vesting and Exercisability of New Options. The Exchange Plan provides generally that all new options that are granted will vest in four equal annual installments, regardless of the vesting schedule of the options surrendered or whether such options were currently exercisable prior to their replacement.

     Eligibility to Participate in the Exchange Plan. The Exchange Plan is open to all optionees who are employees, including officers, and directors of the Company.

     Expiration Date of New Options. All new options will have a term of ten years from the date of grant, subject to earlier termination in the event of termination of employment.

     Implementation of the Exchange Plan. The Exchange Plan was authorized by the Board of Directors in April, 2001, subject to receipt of stockholder approval at the annual meeting. On May 25, 2001, eligible employees and directors were offered the opportunity to participate in the Program, subject to stockholder approval of the program, pursuant to an Offer to Exchange distributed to all eligible employees and included as part of a Schedule TO filed with the Securities and Exchange Commission. Because each optionee's decision as to whether or not to participate in the Exchange

Plan is completely at the discretion of the optionee, the Company is not able to predict how many options any particular person or group will elect to exchange.

     If the stockholders approve the Exchange Plan, new options will be issued in accordance with the program on December 31, 2001 or thereafter on or about the first business day that is at least six months and one day after the cancellation of the old options.

     Material Federal Income Tax Consequences. The exchange should be treated as a non-taxable exchange and no tax income should be recognized upon the grant of a new option.

     Information Regarding Eligible Options. The following table provides certain information relating to options held by directors, officers and employees which are eligible for inclusion in the Exchange Plan.

                                    NUMBER OF
                                    SECURITIES   CURRENT MARKET                       LENGTH OF ORIGINAL
                                    UNDERLYING      PRICE OF           CURRENT           OPTION TERM
NAME AND POSITION                    OPTIONS        STOCK(1)      EXERCISE PRICE(2)      REMAINING(3)
-----------------                   ----------   --------------   -----------------   ------------------
David Unger                           43,000         $2.50          $4.09 - $8.10         5.6 Years
  Chairman and Chief
  Executive Officer
Don Gruenberg                         24,000          2.50           4.09 -  8.10               7.0
  Vice President,
  President, Thermal Care, Inc.
Fati A. Elgendy                       61,500          2.50           4.09 -  8.10               4.9
  Vice President,
  President, Perma-Pipe, Inc.
Thomas A. Benson                      23,000          2.50           4.09 -  8.10               7.2
  Vice President,
  Vice President--Sales and
  Marketing, Thermal Care, Inc.
Henry M. Mautner                      43,000          2.50           4.09 -  8.10               5.6
  Vice Chairman
Executive Officers as a Group(4)     386,600          2.50           4.09 -  8.10               5.7
Directors as a Group(5)               46,000          2.50           4.25 -  8.10               5.3
Employee Group(6)                    798,950          2.50           4.09 -  8.10               6.0

------------
(1) Market price as of March 31, 2001 of stock underlying options. The total market price as of March 31, 2001 of stock underlying all eligible options was $1,997,375.

(2) Given as range where applicable.

(3) Average of all applicable option grants.

(4) Includes all executives officers including Named Executive Officers set forth in the table.

(5) Includes all directors who are not executive officers.

(6) All employees, including all non-executive officers.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE PROPOSAL TO APPROVE THE EXCHANGE PLAN.

                                    AUDITORS

AUDIT FEES:

     The aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates ("Deloitte") for professional services rendered for the audit of the Company's annual consolidated financial statements for the fiscal year ended January 31, 2001, and for the reviews of the consolidated financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $203,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES:

     No fees were billed by Deloitte for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended January 31, 2001.

ALL OTHER FEES:

     The aggregate fees billed by Deloitte for services rendered to the Company, other than the services described above, for the fiscal year ended January 31, 2001 were $61,000.
                               ------------------

     Representatives of Deloitte are expected to be present at the meeting and will be available to respond to appropriate questions and may make a statement if they so desire. The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the independence of Deloitte.

                             STOCKHOLDER PROPOSALS

     Any proposal which a stockholder intends to present at the annual meeting of stockholders in 2002 must be received by the Company by February 1, 2002 in order to be eligible for inclusion in the proxy statement and proxy form relating to such meeting. In addition, if any business should properly come before such annual meeting other than that which is stated in such proxy statement, then, if the Company does not receive notice of such matter by April 15, 2002, the persons designated in such proxy form will have discretionary authority to vote or refrain from voting on any such proposal.

                           INCORPORATION BY REFERENCE

     The Company's Audited Financial Statements, Management's Discussion and Analysis of Financial Condition and Results of Operations, and Quantitative and Qualitative Disclosures About Market Risk contained in the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2001 previously filed with the Securities and Exchange Commission by the Company (SEC File No. 0-18370) are incorporated by reference in this proxy statement.

                                   IMPORTANT

     All stockholders are cordially invited to attend the meeting in person.

     If you cannot be present at the meeting, please sign and date the enclosed Proxy and mail it PROMPTLY in the enclosed self-addressed envelope. No postage need be affixed if mailed in the United States.

                                   MFRI, INC.
    PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [ ]


                                                FOR  WITHHOLD  FOR All
                                                All    ALL     Except
1. ELECTION OF DIRECTORS                                                                             FOR  AGAINST  ABSTAIN
   Nominees: 01-David Unger,                                               3. Approval of 2001
   02-Henry M. Mautner, 03-Gene K. Ogilvie,                                   Stock Option Exchange
   04-Fati A. Elgendy, 05-Bradley E. Mautner,                                 Plan                   [ ]    [ ]      [ ]
   06-Don Gruenberg, 07-Arnold F. Brookstone,
   08-Eugene Miller, 09-Stephen B. Schwartz,    [ ]    [ ]       [ ]       4. In accordance with their discretion upon all
   10-Dennis Kessler.                                                         other matters that may properly come before
                                                                              said meeting and any adjournment thereof.
-----------------------------------------
(INSTRUCTION: TO WITHHOLD AUTHORITY TO                                     THIS PROXY WILL BE VOTED IN ACCORDANCE
VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE                                     WITH SPECIFICATIONS MADE. IF NO CHOICES
THAT NOMINEE'S NAME IN THE SPACE PROVIDED                                  ARE INDICATED, THIS PROXY WILL BE VOTED
ABOVE AND MARK THE OVAL "FOR ALL EXCEPT")                                  FOR EACH OF THE NOMINEES LISTED UNDER
                                                                           ITEM 1 AND FOR THE PROPOSALS IN ITEMS
                                                                           2 AND 3.
                                                FOR  AGAINST  ABSTAIN
2. Approval of 2001 Independent Directors                                  Dated:                                ,2001
   Stock Option Plan                            [ ]    [ ]      [ ]              --------------------------------

                                                                           ------------------------------------------
                                                                           Signature

                                                                           ------------------------------------------
                                                                           Signature

                                                                           NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS
                                                                           HEREON. FOR JOINT ACCOUNTS, BOTH OWNERS SHOULD
                                                                           SIGN. WHEN SIGNING AS EXECUTOR, ADMINISTRATOR,
                                                                           ATTORNEY, TRUSTEE OR GUARDIAN, ETC., PLEASE
                                                                           SIGN YOUR FULL TITLE.

--------------------------------------------------------------------------------
                           /\ FOLD AND DETACH HERE /\

     PROXY                                                                 PROXY


                                   MFRI, INC.

                     FOR SHARES OF COMMON STOCK SOLICITED ON
             BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING
                   OF STOCKHOLDERS TO BE HELD ON JUNE 26, 2001


     The undersigned hereby appoints DAVID UNGER, HENRY M. MAUTNER and MICHAEL
D. BENNETT, and each of them, proxies with power of substitution and revocation, acting by majority of those present and voting, or if only one is present and voting then that one, to vote, as designated on the reverse side hereof, all of the shares of stock of MFRI, INC. which the undersigned is entitled to vote, at the annual meeting of stockholders to be held at The Standard Club, 320 South Plymouth Court, Chicago, Illinois on June 26, 2001 at 10:00 a.m. Chicago time, and at any adjournment thereof, with all the powers the undersigned would possess if present.



     PLEASE VOTE, SIGN AND DATE ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

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